UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
________________________

FORM 8-K
______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2020

FORWARD AIR CORPORATION
(Exact name of registrant as specified in its charter)

		TN		62-1120025
(State or other jurisdiction of incorporation)				(I.R.S. Employer Identification No.)
1915 Snapps Ferry Road	Building N	Greeneville	TN	37745
(Address of principal executive offices)				(Zip Code)

000-22490
(Commission File Number)
Registrant's telephone number, including area code: (423) 636-7000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	FWRD	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 2. FINANCIAL INFORMATION
Item 2.02.    Results of Operations and Financial Condition.
Preliminary Financial Information
The Forward Air team is actively managing through the COVID-19 pandemic, with a paramount focus on team member and customer safety. Given our modal exposures to air freight, ocean freight and physical retail, the impact of COVID-19 presents a meaningful challenge that we are addressing through our asset-light business model.
In Expedited Freight, our networks remain fully operational. Our LTL terminals are open and we are actively lowering purchased transportation and labor costs in response to reduced volumes from our forwarder and airline customers. Much of the freight that typically moves through our LTL network is not classified as “essential goods” - such as staples, consumables or consumer packaged goods. As such, we are adversely impacted by the numerous stay-at-home orders being issued throughout the country to combat COVID-19.
Despite these headwinds, we are making key investments that we believe will enable us to emerge from this episode as a stronger LTL competitor (amid a potentially reduced field of service providers). Our owner-operator fleet is the best it has ever been, which helped reduce our use of brokered power to approximately 5.0% of miles in the first quarter. Our Truckload team is becoming more integrated in our LTL operations, and our Truckload brokerage group is growing by generating opportunities amid supply chain disruptions. We are also integrating Final Mile into our LTL operations while organically growing in an environment where more heavy-bulky items are being ordered online.
COVID-19 has impacted our Intermodal business, which is facing reduced volumes from lower Asian imports amid reduced US demand, blank sailings and port congestion driven by container imbalances. Our Intermodal network is fully functional with all terminals open and we are actively lowering purchase transportation and labor costs to address the volume declines. At the same time, we continue to pursue acquisition opportunities along our M&A pipeline as well as greenfield opportunities, including a recent location we opened in Front Royal, VA.
Beyond lowering our costs through our flexible business model, we are actively pursuing new revenue opportunities in line with our medium-term growth objectives. We believe that we have the most reliable networks for moving freight that is bigger-than-a-box, and we are stretching these capabilities to “essential goods,” small and midsize businesses, business-to-consumer shipments, new verticals and warehousing opportunities.
COVID-19’s impact on our Pool Distribution business has been significant. Reduced US demand, coupled with temporary retail mall closures in response to stay-at-home orders, have materially reduced Pool’s revenue. We have furloughed roughly 90% of Pool’s workforce in response, and expect Pool will report an operating loss of approximately $3.6 million for the first quarter. While we remain committed to serving our current and additional Pool customers when volumes improve, we are reviewing our strategic options for this business unit and will provide more details during our first quarter earnings call.
As a result of these headwinds, we expect our consolidated first quarter year-over-year revenue growth will be between 5% and 7%, and our first quarter net income per diluted share will be approximately $0.30. Considering COVID-19’s impact on an increasingly uncertain economic environment, we are suspending quarterly guidance. We have also taken steps to improve our financial flexibility including fully drawing down on our $150 million revolving credit facility and executing a $75 million amendment to increase this line, which closed on April 16, 2020 (the “First Amendment”). As of April 19, 2020, we had approximately $90 million of cash on hand, which is over four times our historic target cash level.

Since we are currently in our quiet period prior to our release of earnings results for the first quarter of 2020, our management team will not be discussing our first quarter financial performance or current or potential impacts of COVID-19 until our first quarter earnings call which is scheduled to occur on Friday, May 1, 2020 at 9:00 a.m. EST.

The preliminary estimated information set forth above does not represent a comprehensive statement of our results of operations or financial condition as of or for the quarter ended March 31, 2020. The final comprehensive statements of our results of operations and financial condition as of and for the quarter ended March 31, 2020 may vary from our current expectations and may be different from the information described above as our quarterly financial statement close process is not yet complete and additional developments and adjustments may arise between now and the time the financial information for this period is finalized. In addition, these preliminary estimates are not necessarily indicative of the results to be achieved for the remainder of 2020 or in any future period. There can be no assurance that these estimates will be realized, and estimates are subject to risks and uncertainties, many of which are not within our control. Accordingly, you should not place undue reliance on the preliminary estimated financial information.

The information in this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On April 16, 2020, Forward Air Corporation (the "Company") entered into the First Amendment to amend the terms of its five year senior unsecured credit facility established pursuant to its Credit Agreement, dated as of September 29, 2017, by and among the Company and Forward Air, Inc., as borrowers, certain subsidiaries of the Company, as guarantors, Bank of America, N.A., as administrative agent and lender, U.S. Bank, National Association, as lender, and the other lenders party thereto (as amended by the First Amendment, the “Credit Agreement”).
The First Amendment:

•	increased the size of the revolving credit facility from $150 million to $225 million;

•
amended the base interest rate (which cannot be less than 3.00%) to be based on the highest of (a) the federal funds rate plus 0.50%, (b) the Bank of America prime rate; and (c) the LIBOR Rate (which cannot be less than 1.00%) published by Bloomberg (or if such published rate is not available, such other rate as determined by the administrative agent) plus 1.00%, in each case plus a margin that can range from 0.250% to 0.750% depending on the Company’s ratio of consolidated funded indebtedness to earnings before interest, taxes, depreciation and amortization, calculated as set forth in the Credit Agreement; and

•
increased the applicable margin for LIBOR rate loans and letter of credit fees to a range of 2.250% to 2.750% and the commitment fee to a range of 0.375% to 0.425%, in each case depending on the Company’s ratio of consolidated funded indebtedness to earnings before interest, taxes, depreciation and amortization, calculated as set forth in the Credit Agreement.

The facility maturity date was not amended. The proceeds from the Credit Agreement may be used for working capital and general corporate purposes. As of April 16, 2020, a total of $146 million out of an available $225 million was outstanding under the Credit Agreement.
Forward-Looking Statements

This current report on Form 8-K (“Current Report”) contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Forward-looking statements included in this Current Report relate to the effects of our business efforts and response to COVID-19, including the impacts on our LTL, Intermodal and Pool businesses; our ability to emerge as a stronger LTL competitor, our pursuit of new revenue opportunities; new vertical expansion; the suspension of our expected 2020 guidance;

changes to our first quarter 2020 revenue growth and changes to our first quarter 2020 net income per diluted shares; steps to bolster our liquidity, including the anticipated increase in cash on hand related to the First Amendment to our Credit Agreement.

Many uncertainties remain with respect to COVID-19, including its resulting economic effects, and we are unable to predict the ultimate economic impacts from COVID-19 and how quickly national economies can recover once the pandemic subsides. However, the adverse impact of the economic effects on the Company has been and will likely continue to be significant. We believe we have proactively addressed many of the known impacts of COVID-19 to the extent possible and will strive to continue to do so, but there can be no guarantee that these measures will be fully effective.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. The following is a list of factors, among others, that could cause actual results to differ materially from those contemplated by the forward-looking statements: economic factors such as pandemics, recessions, inflation, higher interest rates and downturns in customer business cycles, our ability to manage our growth and ability to grow, in part, through acquisitions, while being able to successfully integrate such acquisitions, our inability to maintain our historical growth rate because of decreased volume of freight or decreased average revenue per pound of freight moving through our network, the availability and compensation of qualified independent owner-operators and freight handlers as well as contracted, third-party carriers needed to serve our customers’ transportation needs, our inability to manage our information systems and inability of our information systems to handle an increased volume of freight moving through our network, the occurrence of cybersecurity risks and events, market acceptance of our service offerings, claims for property damage, personal injuries or workers’ compensation, enforcement of and changes in governmental regulations, environmental, tax, insurance and accounting matters, the handling of hazardous materials, changes in fuel prices, loss of a major customer, increasing competition and pricing pressure, our dependence on our senior management team and the potential effects of changes in employee status, season trends, the occurrence of certain weather events, restrictions in our charter and bylaws, and the risks described in our Annual Report on Form 10-K for the year ended December 31, 2019 and quarterly reports on Form 10-Q filed thereafter.

Any forward-looking statement made by us in this Current Report is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

  SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORWARD AIR CORPORATION
Date: April 20, 2020	By:	/s/ Michael J. Morris
Michael J. Morris Chief Financial Officer and Treasurer